Exhibit 99.1

Cvent Announces Third Quarter 2013 Financial Results

Total revenue of $29.1 million grows 33% year-over-year

McLean, VA - November 12, 2013 - Cvent, Inc. (NYSE: CVT), a leading cloud-based enterprise event management platform, today announced its financial results for the quarter ended September 30, 2013.

“We are pleased to report third quarter results for all of our key financial metrics, with revenue up 33% from a year ago and healthy growth across all our major offerings” said Reggie Aggarwal, Chief Executive Officer of Cvent. “During the quarter, we continued to scale our business with new and existing customers as we drive the transformation of the global meetings and event management industry. With the completion of our IPO, we are now in the early stages of ramping up investments in sales and marketing and R&D to further extend our leadership position and value proposition. We are excited about the future, which is reflected in our increased guidance for the full year 2013.”

Third Quarter 2013 Financial Highlights

Revenue

•	Total revenue was $29.1 million, an increase of 33% from the comparable period in 2012.

•	Platform Subscription revenue was $20.1 million, an increase of 31% from the comparable period in 2012.

•	Marketing Solutions revenue was $9.0 million, an increase of 39% from the comparable period in 2012.

Operating Income

•	GAAP operating income was $0.3 million, compared to operating income of $2.9 million in the comparable period in 2012.

•	Non-GAAP operating income was $3.1 million, compared to $4.0 million in the comparable period in 2012.

Net Income (Loss)

•	GAAP net loss was $(0.8) million, compared to net income of $1.4 million for the comparable period in 2012. On a pro forma basis to reflect the conversion of all outstanding preferred shares as of January 1, 2013, GAAP net loss per share for the three months ended September 30, 2013 would have been $(0.02), based on 37.1 million basic weighted average shares outstanding, compared to GAAP net income per share of $0.04 for the comparable period in 2012, based on 34.9 million diluted weighted average common shares outstanding.

•	Non-GAAP net income was $2.0 million compared to $2.5 million in the comparable period in 2012. Non-GAAP net income per diluted share was $0.05, based on 39.5 million pro forma diluted weighted average common shares outstanding, compared to $0.07 for the third quarter of 2012, based on 34.9 million diluted weighted average common shares outstanding.

Adjusted EBITDA

•	Adjusted EBITDA was $5.1 million, representing an adjusted EBITDA margin of 18%. This compared to $5.3 million in the comparable period in 2012.

Decreases in profitability compared to the comparable period in the prior year were due primarily to the impact of companies acquired during 2012, investments in R&D to enhance existing and develop new products, costs of being a public company and incremental sales & marketing investments.

Balance Sheet

•	Cash, cash equivalents and short-term investments at September 30, 2013 totaled $157.8 million, compared with $33.4 million at the end of the second quarter, with the increase primarily due to the proceeds from our initial public offering as well as from cash flow generated from operations during the quarter.

Third Quarter 2013 and Recent Business Highlights

•	Attracted numerous, diverse new platform subscription customers including Biogen Idec, Concur Technologies, Houston Livestock Show and Rodeo, Huron Consulting Group, and Oyster Bay Oyster Festival.

•	Renewed multi-year platform subscriptions at customers including Fairfax County Chamber of Commerce, Nantucket Wine Festival, and the Wounded Warrior Project.

•	Signed new Strategic Meeting Management customers across the US and internationally, including Discover Financial Services, Estee Lauder, Jostens, Kohl’s and SAIC and multi-year renewals with customers such as Merck, MetLife, Procter & Gamble, and SunTrust Banks.

•	Added new marketing solutions customers such as the Myrtle Beach Convention and Visitors Bureau, SLS Las Vegas and Zermatt Resort, and signed multi-year renewals with organizations including Hilton, Hyatt, Marriott International, and Velas Resorts.

•	Partnered with event technology provider, PSAV, to resell and support the CrowdCompass mobile application developer for events.

Business Outlook

Based on information available as of November 12, 2013, Cvent is issuing guidance for the fourth quarter and increasing full year 2013 expectations as indicated below.

Fourth Quarter 2013:

•	Total revenue is expected to be in the range of $30.0 million to $30.4 million.

•	GAAP net loss is expected to be in the range of $(1.8) million to $(1.4) million, or $(0.05) to $(0.04) per share, based on 40.0 million basic weighted average common shares outstanding.

•	Non-GAAP net income (loss) is expected to be in the range of $(0.5) million to $(0.1) million, or ($0.01) to breakeven per share, based on 40.0 million basic weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $1.8 million to $2.2 million.

Full Year 2013:

•	Total revenue is expected to be in the range of $110.4 million to $110.8 million.

•	GAAP net loss is expected to be in the range of $(4.6) million to $(4.2) million, or $(0.13) to $(0.12) per share, based on 35.8 million basic weighted average common shares outstanding.

•	Non-GAAP net income is expected to be in the range of $5.0 million to $5.4 million, or $0.13 to $0.14 per share, based on 37.8 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $14.5 million to $14.9 million.

Conference Call Information

What:	Cvent Third Quarter 2013 Financial Results Conference Call
When:	Tuesday, November 12, 2013
Time:	5:00 p.m. ET
Live Call:	(800) 860-2442, domestic
(412) 858-4600, international
Replay:	(877) 344-7529, passcode 10035352, domestic
(412) 317-0088, passcode 10035352, international
Webcast:	http://investors.cvent.com (live and replay)

The webcast will be archived on Cvent’s website for a period of three months.

About Cvent, Inc.

Cvent, Inc. (NYSE: CVT) is a leading cloud-based enterprise event management platform. Cvent offers software solutions to event planners for online event registration, venue selection, event management, mobile apps for events, e-mail marketing and web surveys. Cvent provides hotels with a targeted advertising platform designed to reach event planners looking for suitable venues. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage hundreds of thousands of meetings and events.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Adjusted EBITDA, Non-GAAP net income and Non-GAAP net income per share.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business. Additionally, we have not reconciled the non-GAAP guidance measures disclosed under “Business Outlook” to their corresponding GAAP measures because we do not provide guidance for the various reconciling items such as stock-based compensation, provision for income taxes, depreciation and amortization, costs related to acquisitions (including earn-outs), and foreign currency remeasurement and transactions gains and losses, as certain items that impact these measures are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort.

Cvent excludes the following items from these non-GAAP financial measures:

Interest income. Cvent excludes this income primarily because it is not considered a part of ongoing operating results.

Provision for income taxes. Cvent excludes this expense (benefit) from certain non-GAAP financial measures primarily because it is largely a non-cash expense (benefit) that Cvent does not consider a meaningful component of our operating results when assessing the performance of our business. The exclusion of this expense (benefit) facilitates the comparison of our business outlooks for future periods with the results from prior periods.

Depreciation and amortization. In accordance with GAAP, operating expenses include amortization of intangible assets such as software development and acquisition of technology. Cvent excludes these items from its non-GAAP financial measures because they are typically static expenses that Cvent does not consider part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories and varied approaches to capitalization of software development.

Stock-based compensation expense. Cvent’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and other awards. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with stock-based compensation.

Foreign currency remeasurement and transaction losses (gains). Cvent’s non-GAAP financial measures excludes these losses (gains) primarily because they are non-cash, and are driven primarily by our India operations, which for accounting purposes is not considered a stand-alone entity and are remeasured instead of translated. In accordance with GAAP, the losses (gains) associated with remeasuring their financial statements, are recognized through our Consolidated Statements of Operations instead of through our Consolidated Balance Sheets, where translation losses (gains) from most foreign subsidiaries would be included. Excluding these amounts improves comparability of the performance of the business across periods and to the results of other companies in our industry, which generally recognize similar losses (gains) through their Consolidated Balance Sheets.

Costs related to acquisitions and disposition. Cvent’s non-GAAP financial measures exclude contingent payments included in compensation expense which relates to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Cvent excludes this item from its non-GAAP financial measures primarily because it is a component of the deal consideration and it is not considered part of ongoing operating results when assessing the performance of our business. The exclusion of these expenses facilitates the comparison of post-acquisition operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our revenue, net income and profitability margins for the company’s fourth quarter and year 2013 in the paragraphs under “Business Outlook” above, and other statements regarding our expectations regarding the growth of the meetings and events industry and our market position therein. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, our ability to renew existing customers and attract new customers; our ability to manage our growth effectively; and the volatility of quarterly results and expectations. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our final prospectus for our initial public offering filed on August 9, 2013 and most recent Quarterly Report on Form 10-Q and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Nevin Reilly

Sloane and Company

nreilly@sloanepr.com

212-446-1893

Investor Contact:

Garo Toomajanian

ICR

ir@cvent.com

703-226-3610

Cvent, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$144,524	$16,850
Restricted cash	651	455
Short-term investments	13,287	9,320
Accounts receivable, net of reserve of $242 and $505, respectively	15,455	29,081
Prepaid expense and other current assets	7,833	3,128
Deferred tax assets	2,486	2,486

Total current assets	184,236	61,320
Property and equipment, net	5,479	6,756
Capitalized software development costs, net	9,281	5,428
Intangible assets, net	3,322	3,919
Goodwill	12,505	12,505
Other assets	141	102

Total assets	$214,964	$90,030

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,126	$3,272
Accrued and other current liabilities	18,732	13,921
Deferred revenue	48,754	51,554

Total current liabilities	70,612	68,747
Deferred tax liabilities, non-current	2,134	2,134
Other liabilities, non-current	263	419

Total liabilities	73,009	71,300
Commitments and contingencies
Stockholders’ equity
Series A convertible preferred stock, $0.001 par value, zero and 69,675,300 shares authorized and zero and 17,418,807 issued and outstanding	—	17

Common stock, $0.001 par value; 154,492,987 shares authorized at September 30, 2013 and December 31, 2012; 40,404,571 and 15,901,183 shares issued and 39,884,357 and 15,380,969 outstanding at September 30, 2013 and December 31, 2012, respectively	40	16
Treasury stock	(3,966)	(3,966)
Additional paid-in capital	168,432	42,409
Accumulated deficit	(22,551)	(19,746)

Total stockholders’ equity	141,955	18,730

Total liabilities and stockholders’ equity	$214,964	$90,030

Cvent, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$29,145	$21,836	$80,440	$59,865
Cost of revenue[1]	8,412	5,395	21,588	14,648

Gross profit	20,733	16,441	58,852	45,217
Operating expenses:
Sales and marketing[1]	11,552	9,192	35,202	25,748
Research and development[1]	2,813	2,082	8,105	5,391
General and administrative[1]	6,092	2,269	16,891	7,957

Total operating expenses	20,457	13,543	60,198	39,096

Income (loss) from operations	276	2,898	(1,346)	6,121
Interest income	295	199	677	670

Income (loss) from operations before income tax expense	571	3,097	(669)	6,791
Provision for income taxes	1,400	1,696	2,136	4,007

Net income (loss)	$(829)	$1,401	$(2,805)	$2,784

Net income (loss) per common share:
Basic	$(0.03)	$0.04	$(0.14)	$0.08

Diluted	$(0.03)	$0.04	$(0.14)	$0.08

Weighted average common shares outstanding - basic	29,700,211	32,288,572	20,336,459	33,252,002
Weighted average common shares outstanding - diluted	29,700,211	34,850,807	20,336,459	34,847,340

[1] Stock-based compensation expense included in the above:
Cost of revenue	$353	$222	$886	$586
Sales and marketing	393	473	2,092	2,105
Research and development	158	88	553	392
General and administrative	67	164	689	734

Total	$971	$947	$4,220	$3,817

Cvent , Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2013	2012
Operating activities:
Net income (loss)	$(2,805)	$2,784
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,782	3,863
Foreign currency transaction (gain) loss	568	(11)
Stock-based compensation expense	4,220	3,817
Change in operating assets and liabilities:
Accounts receivable, net	13,626	6,668
Prepaid expenses and other assets	(4,744)	(1,237)
Accounts payable, accrued and other liabilities	5,051	10,721
Deferred revenue	(2,800)	(857)

Net cash provided by operating activities	18,898	25,748

Investing activities:
Purchase of property and equipment and capitalized software development costs	(7,761)	(6,036)
Sale (purchase) of short-term investments	(3,967)	1,422
Acquisitions, net of cash acquired	(90)	(7,237)
Restricted cash	(196)	(473)

Net cash used in investing activities	(12,014)	(12,324)

Financing activities:
Repurchase of preferred, common stock, and warrants	(1,275)	(3,950)
Proceeds from exercise of stock options and warrants	502	1,133
Proceeds from Initial Public Offering, net of expenses	122,131	—

Net cash provided by (used in) financing activities	121,358	(2,817)

Effect of exchange rate changes on cash and cash equivalents	(568)	11

Increase in cash and cash equivalents	127,674	10,618
Cash and cash equivalents, beginning of period	16,850	18,150

Cash and cash equivalents, end of period	$144,524	$28,768

Supplemental cash flow information:
Income taxes paid	$3,062	$1,888

Supplemental disclosure of noncash investing activities:
Issuance of common stock in acquisition	$—	$935

Cvent, Inc.

Reconciliation of GAAP Measures to Non-GAAP Measures

(in thousands, except share and per share data)

(unaudited)

	Three months ended September 30		Nine months ended September 30
	2013	2012	2013	2012
	(In thousands)
Cost of revenue	$8,412	$5,395	$21,588	$14,648
Adjustments
Stock-based compensation expense	(353)	(222)	(886)	(586)

Non-GAAP Cost of Revenue	$8,059	$5,173	$20,702	$14,062

	Three months ended September 30		Nine months ended September 30
	2013	2012	2013	2012
	(In thousands)
Sales and marketing	$11,552	$9,192	$35,202	$25,748
Adjustments
Stock-based compensation expense	(393)	(473)	(2,092)	(2,105)

Non-GAAP Sales & Marketing Expenses	$11,159	$8,719	$33,110	$23,643

	Three months ended September 30		Nine months ended September 30
	2013	2012	2013	2012
	(In thousands)
Research and development	$2,813	$2,082	$8,105	$5,391
Adjustments
Stock-based compensation expense	(158)	(88)	(553)	(392)

Non-GAAP Research & Development Expenses	$2,655	$1,994	$7,552	$4,999

	Three months ended September 30		Nine months ended September 30
	2013	2012	2013	2012
	(In thousands)
General and administrative	$6,092	$2,269	$16,891	$7,957
Adjustments
Stock-based compensation expense	(67)	(164)	(689)	(734)
Costs related to acquisitions and dispositions	(1,019)	(412)	(2,052)	(1,008)
Foreign currency remeasurement and transaction (gains) losses	(845)	303	(2,009)	(110)

Non-GAAP General and Administrative Expenses	$4,161	$1,996	$12,141	$6,105

	Three months ended September 30		Nine months ended September 30
	2013	2012	2013	2012
	(In thousands)
Net income (loss)	$(829)	$1,401	$(2,805)	$2,784
Adjustments
Interest income	(295)	(199)	(677)	(670)
Provision for income taxes	1,400	1,696	2,136	4,007
Depreciation and amortization expense	2,030	1,351	5,782	3,863
Stock-based compensation expense	971	947	4,220	3,817
Foreign currency remeasurement and transaction (gains) losses	845	(303)	2,009	110
Costs related to acquisitions and dispositions	1,019	412	2,052	1,008

Adjusted EBITDA	$5,141	$5,305	$12,717	$14,919

Cvent, Inc.

Reconciliation of GAAP Measures to Non-GAAP Measures

(in thousands, except share and per share data)

(unaudited)

	Three months ended September 30		Nine months ended September 30
	2013	2012	2013	2012
	(In thousands)
GAAP operating income (loss)	$276	$2,898	$(1,346)	$6,121
Adjustments
Stock-based compensation expense	971	947	4,220	3,817
Foreign currency remeasurement and transaction (gains) losses	845	(303)	2,009	110
Costs related to acquisitions and dispositions	1,019	412	2,052	1,008

Non-GAAP Operating Income	$3,111	$3,954	$6,935	$11,056

	Three months ended September 30		Nine months ended September 30
	2013	2012	2013	2012
	(In thousands)
GAAP net income (loss)	$(829)	$1,401	$(2,805)	$2,784
Adjustments
Stock-based compensation expense	971	947	4,220	3,817
Foreign currency remeasurement and transaction (gains) losses	845	(303)	2,009	110
Costs related to acquisitions and dispositions	1,019	412	2,052	1,008

Non-GAAP Net Income	$2,006	$2,457	$5,476	$7,719

	Three months ended September 30		Nine months ended September 30
	2013	2012	2013	2012
Non-GAAP pro forma basic weighted average common shares outstanding (1)	37,084,271	33,288,572	34,373,593	33,252,002
Non-GAAP pro forma diluted weighted average common shares outstanding (1)	39,463,322	34,850,807	36,240,888	34,847,340
Pro forma non-GAAP net income per basic share	$0.05	$0.07	$0.16	$0.23
Pro forma non-GAAP net income per diluted share	$0.05	$0.07	$0.15	$0.22
Pro forma GAAP net income per basic share	$(0.02)	$0.04	$(0.08)	$0.08
Pro forma GAAP net income per diluted share	$(0.02)	$0.04	$(0.08)	$0.08

(1)	For purposes of calculating pro forma basic and diluted weighted average common shares outstanding, all shares of Series A Convertible Preferred Stock have been treated as though they have converted to Common Shares on a 1:1 basis as of the beginning of the respective period. Since the Series A Convertible Preferred Stock participate in any net earnings on an equal basis with Common Stock shareholders, the 2012 diluted weighted average common shares and pro forma diluted weighted average common shares are the same.